UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 14, 2026
CIRCLE INTERNET GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-42671	99-2840274
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

One World Trade Center New York, NY 10007
(332) 334-0660
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	CRCL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 14, 2026, Circle Internet Group, Inc. (the “Company”) held its 2026 annual meeting of stockholders (the “Annual Meeting”). The Company’s stockholders voted on four proposals at the Annual Meeting, each of which is described below as well as more fully in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 1, 2026 (the “Proxy Statement”). Holders of the Company’s Class A common stock were entitled to one vote for each share held as of the close of business on March 16, 2026 (the “Record Date”), and holders of the Company’s Class B common stock were entitled to five votes for each share held as of the close of business on the Record Date. The holders of our Class C common stock were not entitled to vote at the Annual Meeting. The Class A common stock and Class B common stock voted together as a single class on all matters at the Annual Meeting.

At the Annual Meeting, the Company’s stockholders voted on the following proposals:

1. To elect Jeremy Allaire, Craig Broderick, and P. Sean Neville to serve until the Company’s 2029 annual meeting of stockholders and until such director’s successor has been duly elected and qualified, or until such director’s earlier death, resignation, disqualification, or removal.

2. To approve, on a non-binding advisory basis, the compensation paid by the Company to its named executive officers as disclosed in the Proxy Statement.

3. To approve, on a non-binding advisory basis, whether future advisory votes on the compensation paid by the Company to its named executive officers should be held every one, two, or three years.

4. To ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the year ending December 31, 2026.

The final results for each of these proposals are as follows:

    Proposal 1: Election of Class I Directors

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Jeremy Allaire	141,019,305	4,446,746	222,871	56,423,001
Craig Broderick	141,175,675	4,151,492	361,755	56,423,001
P. Sean Neville	130,218,145	15,089,492	381,285	56,423,001

Each of the three nominees for Class I director was elected to serve until the Company’s 2029 annual meeting of stockholders and until such director’s successor has been duly elected and qualified, or until such director’s earlier death, resignation, disqualification, or removal.

Proposal 2: Advisory Vote to Approve Named Executive Officer Compensation

Votes For	Votes Against	Abstentions	Broker Non-Votes
144,019,384	1,267,823	401,715	56,423,001

The stockholders approved, on a non-binding advisory basis, the compensation of the Company’s named executive officers.

Proposal 3: Advisory Vote to Approve the Frequency of Future Advisory Votes on Named Executive Officer Compensation

One Year	Two Years	Three Years	Abstentions
144,874,849	100,806	423,932	289,335

The Company’s stockholders advised that they were in favor of one year as the frequency of holding future advisory votes on the compensation of the Company’s named executive officers. In accordance with the voting results for this proposal, the Company’s board of directors has determined that the Company will conduct future advisory votes regarding the compensation of its named executive officers annually. This policy will remain in effect until the next required stockholder vote on the frequency of advisory votes on the compensation of named executive officers.

Proposal 4: Ratification of the Appointment of Deloitte & Touche LLP as the Company's Independent Registered Public Accounting Firm

Votes For	Votes Against	Abstentions	Broker Non-Votes
201,551,710	154,559	405,654	-

The Company’s stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026.

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
CIRCLE INTERNET GROUP, INC.

Date: May 18, 2026                        By:    /s/ Sarah K. Wilson
Name:     Sarah K. Wilson
Title:     General Counsel & Corporate Secretary